Exhibit 99

NATURAL HEALTH TRENDS CORP.

Robert H. Hesse, Interim Chief Executive Officer
972-241-4080

FOR IMMEDIATE RELEASE

NATURAL HEALTH TRENDS CORP. ANNOUNCES
MANAGEMENT REORGANIZATION

Company Appoints New Interim CEO and Will Add Independent Directors to
Enhance Corporate Governance

DALLAS, TX, October 6, 2005 - Natural Health Trends Corp., an international direct selling company (NASDAQ NMS: BHIP), today announced the appointment of Robert H. Hesse, a member of the Company's Board of Directors and Audit Committee since July 2004, as the Company's Interim Chief Executive Officer. Mr. Hesse has been an investor and consultant to Natural Health Trends Corp. since 2001, and has over 35 years of investment banking experience.

“I have watched Natural Health Trends Corp. evolve in the past 4 years from a small direct selling business in North America, to a multinational organization doing business in over 30 countries, with revenues in excess of $92 million in the first half of this year. In order to help the Company achieve its vision, the Board of Directors has asked me to play a more active role in management and enhance our corporate governance focus, while also concentrating our Company resources on our largest growth opportunities: expanding our Lexxus business in Mexico, Japan and China. With these objectives in mind, we have formed an Office of the Chief Executive made up of Richard S. Johnson, President of Natural Health Trends – Japan, Chris Sharng, the Company’s Chief Financial Officer, and myself. Both Dick and Chris have been the President and Representative Officer and Vice President of Finance, respectively, of multi-billion dollar organizations. The experience and dedication of these two seasoned professionals, will serve me well in guiding Natural Health Trends Corp. to attain these goals,” stated Mr. Hesse.

In addition, effective October 3, 2005, each of Mark D. Woodburn, the Company’s President, and Terry L. LaCore, the Chief Executive Officer of the Company’s Lexxus International, Inc. subsidiary, will no longer serve as officers of the Company due to their failure to cooperate with an ongoing investigation conducted by the Company’s Audit Committee. Although each of Messrs. Woodburn and LaCore have resigned as members of the Company’s Board of Directors effective October 3, 2005, they will continue to be employed as the Company’s Global Managing Director – Operations and Global Managing Director – Business Development, respectively.

“I am excited about devoting my full time and attention to making Natural Health Trends Corp. successful and I know that Mark Woodburn and Terry LaCore look forward to concentrating their efforts on working with our expanding network of independent distributors,” commented Mr. Hesse.

Mr. Hesse is formerly president of the Dorchester Group Inc., a venture banking firm founded in 1992. He was president of Swartwood, Hesse Inc. from 1981-1992. Mr. Hesse, 62, has been involved in the management and boards of directors of several private and public companies and holds a bachelor's degree in philosophy.

Natural Health Trends Corp. is an international direct-selling company operating in more than 30 markets throughout Asia, North America, Eastern Europe and Latin America. The Company markets premium quality personal care products under the Lexxus brand and markets its nutritional supplement products under the Kaire brand. Additional information can be found on the Company's website, and management encourages interested parties to register for updated corporate information via e-mail on the Company's homepage, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods that may require further modification; regulatory matters governing our products and network marketing system; our ability to recruit and maintain key management; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.